EXHIBIT 10.12

AMENDMENT TO

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

1996 EMPLOYEE STOCK INCENTIVE PLAN

This AMENDMENT TO KEYSTONE AUTOMOTIVE INDUSTRIES, INC. 1996 EMPLOYEE STOCK INCENTIVE PLAN (the “Amendment”), dated as of August 20, 2002, is made and adopted by Keystone Automotive Industries, Inc., a California corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings to them in the Plan (as defined below).

WHEREAS, the Company maintains the Keystone Automotive Industries, Inc. 1996 Employee Stock Incentive Plan, as amended (the “Plan);

WHEREAS, the Company desires to amend the Plan; and

WHEREAS, this Amendment was approved by the Board of Directors of the Company and approved by the holders of a majority of the outstanding shares of the Company’s Common Stock voted at the Annual Meeting of Shareholders, at which a quorum was present, on August 20, 2002.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1.	Section 5(a) of the Plan is hereby amended and restated in its entirety as follows:

“At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 2,700,000 subject to adjustment as provided in Section 8 hereof.”

2.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer(s), effective as of August 20, 2002.

KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation

By:	/s/ JAMES LOCKWOOD
Name:	James Lockwood
Title:	Secretary